Exhibit 10.28



                            STOCK OPTION AGREEMENT


         This Stock Option Agreement (the "Agreement") is dated as of the 17th day of October, 2002, by and between Rare Medium Group, Inc., a Delaware corporation (the "Company") and GLENN S. MEYERS (the "Executive").

                             W I T N E S S E T H:

         WHEREAS, for reasons set forth in the resolutions of Compensation Committee of the Board of Directors of the Company (the "Committee"), the Company desires to grant to the Executive a right to acquire shares of common stock, par value $.01 per share (the "Common Stock") of the Company pursuant to the 1998 Long Term Compensation Plan, as amended (the "Plan") according to the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the premises and covenants herein set forth and other good and valuable consideration, the Company and the Executive hereby agree as follows:

      1. CONFIRMATION OF GRANT OF OPTION. Pursuant to a determination by the Committee, the Company, subject to the terms and conditions of this Agreement, hereby confirms that the Executive has been granted, effective October 15, 2002 (the "Date of Grant"), pursuant to the Plan, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase from the Company 155,000 shares of Common Stock (the "Option"). The Option shall vest as provided in Sections 4 and 5 hereof and shall be subject to adjustment as provided in Section 6 hereof.

      2. EXERCISE PRICE. The exercise price per share (the "Exercise Price") for the Option shall be $0.85.

      3. NON-TRANSFERABILITY OF OPTION. The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Executive only by him. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Executive shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

      4. TERM AND EXERCISE OF OPTION.

            (a) The Option shall remain outstanding (subject to the vesting and exercisability provisions provided herein and in Section 5 below) during a period of ten (10) years beginning on the Date of Grant and ending on October 15, 2012 (the "Option Term"). Except as set forth in Sections 4(b) and 5 hereof, the Option shall vest ratably on an annual basis, commencing on the date hereof and continuing for a period of three (3) years. Except as otherwise provided in Section 5 hereof, any portion of the Option that has vested (regardless of the provision of this Agreement pursuant to which vesting occurred) shall remain exercisable in whole at any time or in part and from time to time until the earlier to occur of the expiration of the Option Term and the expiration of one year after the date of the termination of the Executive's employment with the Company. The Executive shall not have any rights to dividends or any other rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Option until such shares have been issued to him upon the exercise of the Option.

         (b) Notwithstanding any provision hereof to the contrary, Executive may purchase all or any portion of the unexercised (including any unvested) balance of this Option upon the effective date of a change in the control of the Company, including, without limitation, (i) a merger or consolidation of the Company into or with any other corporation when the Company is not the surviving entity of such merger or consolidation, (ii) the acquisition, directly or indirectly by any entity or "group" (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended), of stock or options, or any combination thereof, (a) constituting a majority of the then outstanding common stock of the Company or (b) possessing a majority of the then outstanding voting power of the Company, (iii) any similar purchase or other acquisition of a majority of the total equity interest of the Company,
(iv) the acquisition of all, or substantially all of, the assets of the Company, or (v) the formation of a joint venture or partnership with the Company for the purpose of effecting a transfer of control of, or a material interest in, the Company (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"). There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Common Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Paragraph 4, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

      5. TERMINATION. The Executive's rights with respect to the Option upon the termination of his employment with the Company are as follows:

         (a) Cause. If the Executive is terminated from his employment with the Company "for cause" (as defined in the Employment Agreement) in accordance with Section 6 of the Employment Agreement, then any unvested portion of the Option shall automatically terminate and be cancelled (without any action on the part of the Company) on the effective date of termination.

         (b) Termination other than for Cause. If the Executive ceases to be employed by the Company for any reason other than "for cause" (as defined in the Employment Agreement), then any portion of this Option that is unvested shall automatically vest (without any action on the part of the Company or the Executive) on the effective date that the Executive ceases to be an employee of the Company.

      6. CHANGES IN CAPITAL STRUCTURE. The number of Option shares (the "Option Shares") covered by this Option and the Exercise Price shall be equitably adjusted in the event (the "Event") of (i) the payment of any dividend payable in, or the making of any distribution of, Common Stock to holders of record of Common Stock, which increases the outstanding Common Stock by more than 25%; (ii) any stock split, combination of shares, recapitalization or other similar change; (iii) the merger or consolidation of the Company into or with any other corporation; or (iv) the reorganization, dissolution, liquidation or winding up of the Company, and the Executive shall be entitled, upon the exercise of the Option, to entitle the Executive to receive such new, additional or other shares of stock of any class, or other property (including cash), as Executive would have been entitled to receive as a matter of law in connection with such Event had Executive held the Option Shares on the record date set for such Event. The Company shall have the authority to determine the adjustments to be made under this Section 6 and any such determination shall be final, binding and conclusive.

      7. MANNER OF EXERCISE. Exercise of the Option shall be by written notice to Company pursuant to Section 11 hereof. The notice shall be accompanied by payment in full in cash. Upon receipt of such notice and payment, Company shall deliver a certificate or certificates representing the Option Shares purchased. The certificate or certificates representing the Option Shares shall be registered in the name of the Executive, or if the Executive so requests, shall be issued in or transferred into the name of the Executive and another person jointly with the right of survivorship. The certificate or certificates shall be delivered to or upon the written order of the Executive. Neither the Executive nor his legal representative, legatees or distributees, as the case may be, shall be or shall be deemed to be a holder of any shares subject to this Option unless and until certificates for such shares are issued to him or them upon the exercise of this Option. The Option Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Company or to be entitled to any right or benefit not set forth in this Agreement or to interfere with or limit in any way the right of the Company to terminate the Executive's employment in accordance with the Employment Agreement.

      9. WITHHOLDING TAXES. The Company shall have the right to require the Executive (or such other person, if any, who has the right to exercise the Option) to pay to the Company in cash the amount of any federal, state, local and foreign income and other taxes that the Company may be required to withhold before delivering to the Executive (or such other person) a certificate or certificates representing shares of Common Stock issuable hereunder.

      10. COMPLIANCE WITH APPLICABLE LAW/REGISTRATION. A registration statement on Form S-8 covering the Option Shares is currently effective under the Securities Act of 1933 (the "Act"). If such registration statement shall cease to be effective for any reason, it shall be a condition to the exercise of the Option that the Option Shares acquired upon such exercise be acquired for investment and not with a view to distribution. If requested by the Company upon advice of its counsel that the same is necessary or desirable, the Executive shall, at the time of purchase of the Option Shares, deliver to the Company Executive's written representation that Executive (a) is purchasing the Option Shares for his own account for investment, and not with a view to public distribution or with any present intention of reselling any of the Option Shares (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act); (b) has been advised and understands that (i) the Option Shares have are not subject to an effective registration statement under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Executive any exemption from such registration; and (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. This Section 10 shall apply only to the extent that an effective registration statement is not in effect and is required for the public sale by the Executive of the Common Stock underlying the Option.

      11. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or
(iii) (unless otherwise specified) when mailed by United States registered mail, return receipt requested, postage prepaid, addressed, as follows:

            If to Company:            Rare Medium Group, Inc.
                                      44 West 18th Street, 6th Floor
                                      New York, NY  10011

            If to Executive:          Glenn S. Meyers
                                      9 Brookridge Drive
                                      Greenwich, CT  06830

      12. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive and, to the limited extent set forth herein, the Executive's heirs, legal representatives and successors. No other person shall have any rights under this Agreement.

      13. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions herein, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

      14. ENTIRE AGREEMENT. The parties hereto agree that this Agreement contains the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the subject matter hereof, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto.

      15. WAIVER. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      16. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

      17. INCORPORATION BY REFERENCE. The incorporation herein of any terms by reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provision thereof.

18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.

                                      Rare Medium Group, Inc.


                                      By:    /s/ ROBERT C. LEWIS
                                            --------------------------



                                             /s/ GLENN S. MEYERS
                                            --------------------------
                                            Glenn S. Meyers (Executive)